                                                                Exhibit 10.21-CE
                           STOCK PURCHASE AGREEMENT

      AGREEMENT made this 1st day of November, 1999, by and between Cybermind Interactive AG ("Cybermind AG"), a German corporation having a principal place of business at Am Bersigturm 48, 13507 Berlin, Germany, and Artificial Life, Inc. ("Artificial Life"), a Delaware corporation having a principal place of business at Four Copley Place, Suite 102, Boston, Massachusetts, 02116.

                                   RECITALS

      WHEREAS, Cybermind AG owns Four Hundred Ninety Thousand (490,000) shares (the "Shares") of the Common Stock, $0.01 par value per share (the "Common Stock"), of Artificial Life Ventures, Inc. (the "Company"); and

      WHEREAS, Cybermind AG wishes to sell all of its shares of Common Stock of the Company to Artificial Life and Artificial Life wishes to buy such shares from Cybermind AG.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration mutually exchanged by the parties hereto, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereto covenant and agree as follows:

      1. Purchase of the Shares. Upon the terms and conditions set forth herein and in reliance upon the representations and warranties set forth below, Cybermind AG agrees to sell to Artificial Life, and Artificial Life agrees to purchase from Cybermind AG, the Shares. The parties hereto agree that the aggregate consideration to be paid to by Cybermind AG for the Shares will be (a) Seventy-Five Thousand Dollars ($75,000), plus (b) options (the "Options") to purchase 5,000 shares of the Common Stock, $0.01 par value, of Artificial Life at an exercise price of $14.50 per share, which Options shall be governed by the terms and conditions of the Option Agreement between Artificial Life and Cybermind AG being executed contemporaneously herewith (the "Purchase Price") a copy of which is attached hereto as Exhibit A (the "Option Agreement").

      2. Closing. The purchase and sale of the Shares shall take place at a closing (the "Closing") at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts at 10 o'clock am., on November 1st, 1999 or such other location, date and time as may be agreed to by the parties (such date and time being called the "Closing Date") or at such time as Artificial Life tenders the Purchase Price in full. At the Closing, Cybermind AG will deliver to Artificial Life certificates representing the Shares, duly endorsed for transfer to Artificial Life, and Artificial Life will deliver to Cybermind AG by check or wire transfer Seventy-Five Thousand Dollars ($75,000), plus an executed copy of the Option Agreement in full payment of the Purchase Price.

      3. Representations and Warranties of Cybermind AG. Cybermind AG represents and warrants to Artificial Life that:

      (a) It is the record and beneficial owner of the Shares and has good and marketable title thereto, free and clear of all pledges, liens, security interests, charges, options, restrictions or other encumbrances. Cybermind AG has the right, power and authority to enter into this Agreement and the Option Agreement and to perform its obligations hereunder and thereunder and that this Agreement and the Option Agreement constitute legal, valid and binding obligations of Cybermind AG, enforceable against Cybermind AG in accordance with their respective terms. The representations and warranties of Cybermind AG shall survive the purchase and sale of the Shares.

      (b) Neither the execution and delivery of this Agreement by Cybermind AG nor the consummation of the transactions contemplated hereby (a) violate, conflict with or result in the breach or termination of, or constitute a default under the charter documents of Cybermind AG or the terms of any material agreement or instrument to which Cybermind AG is a party or by which Cybermind AG is bound or subject, (b) violate any judgment, order, injunction, decree or award against or binding upon Cybermind AG, or (c) constitute a violation of any applicable law or regulation of any applicable jurisdiction.

      4. Representations and Warranties of Artificial Life. Artificial Life represents and warrants to Cybermind AG that:

      (a) The execution and delivery of this Agreement by Artificial Life and the consummation by Artificial Life of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Artificial Life; and

      (b) Neither the execution and delivery of this Agreement by Artificial Life nor the consummation of the transactions contemplated hereby (a) violate, conflict with or result in the breach or termination of, or constitute a default under either of Artificial Life's Certificate of Incorporation or By-laws, or the terms of any material agreement or instrument to which Artificial Life is a party or by which Artificial Life is bound or subject, (b) violate any judgment, order, injunction, decree or award against or binding upon Artificial Life, or
(c) constitute a violation of any applicable law or regulation of any applicable jurisdiction.

      5. Indemnification. In consideration of Artificial Life's purchase of the Shares, Cybermind AG hereby agrees to defend, indemnify against and hold Artificial Life harmless from any claim, liability, obligation, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character resulting from claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature against Artificial Life arising out of or in any manner relating or attributable to any inaccuracy in any representation, or any breach of any warranty or covenant of Cybermind AG herein.

      6. Effect of Tender of Purchase Price by Artificial Life. If Artificial Life tenders the Purchase Price for the Four Hundred Ninety Thousand (490,000) Shares in full (i.e., a check for $490,000 and a duly executed Option Agreement, and Cybermind AG does not deliver its certificate for such Shares duly endorsed within five (5) business days and Artificial Life advises the Company in writing of this, the Company is hereby authorized to effect such transfer in its Stock records with the same effect as the receipt of duly endorsed certificates. Thereafter, any Certificates representing the Shares and registered in the name of Cybermind AG not delivered shall be null and void.

      7. Miscellaneous.

      (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral.

      (b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon the heirs, legatees and devisees, executors, administrators and legal representatives of the parties, and upon the permitted assigns of both parties.

      (c) Amendment; Waiver. This Agreement may not be amended or modified except by an instrument in writing signed by the parties.

      (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

      (e) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by reputable overnight courier, sent by registered or certified mail, postage prepaid, or by facsimile.

       if to the Grantee:     Cybermind Interactive AG
                              AM Bersigturm 48
                              13507 Berlin
                              Germany
                              Attention:
                              Fax:

       if to the Company:     Artificial Life, Inc.
                              4 Copley Place, Suite 102
                              Boston, Massachusetts 02114
                              Attention: Eberhard Schoneburg, Chairman and
                              Chief Executive Officer
                              Fax: (617) 266-5779

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.


                            [signature page follows]

      IN WITNESS WHEREOF, Cybermind AG and Artificial Life have caused this Agreement to be executed and delivered under seal as of the date first written above.

                                     CYBERMIND INTERACTIVE AG

                                     By: /s/ Holger Timm
                                     -----------------------------------
                                     Name: HOLGER TIMM
                                     Title: CEO


                                     ARTIFICIAL LIFE, INC.

                                     By: /s/ Eberhard Schoneburg
                                     -----------------------------------
                                     Name: Schoneburg, Eberhard
                                     Title: CEO

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT (the "Option Agreement") is entered into as of 1st day of November, 1999, by and between Artificial Life, Inc., a Delaware corporation (the "Company"), and Cybermind Interactive AG, a German corporation (the "Grantee").

                                    RECITALS

      WHEREAS, the Grantee and the Company are entering into a Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement"), which provides (subject to the conditions set forth therein) for the purchase by the Company of Four Hundred Ninety Thousand (490,000) shares of the Common Stock, $0.01 par value per share, of Artificial Life Ventures, Inc. (the "Shares"); and

      WHEREAS, as partial consideration for the purchase by the Company of the Shares, the Grantee has required that the Company enter into this Option Agreement and the Company desires to enter into this Option Agreement.

      NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration mutually exchanged by the parties hereto, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound the parties hereto covenant and agree as follows:

      1. Certain Definitions. Capitalized terms used but not defined in this Option Agreement shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

      2. Grant of Options. Subject to the terms of this Option Agreement, the Company hereby grants to the Grantee options (the "Options") to purchase 5,000 shares (the "Option Shares") of the authorized but unissued shares of the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") at a price per Option Share equal to $14.50 (the "Exercise Price"). The number of shares of Common Stock that may be received upon exercise of the Options and the Exercise Price are subject to adjustment as set forth herein.

      3. Term. The Options shall terminate three(3) years from the date hereof (the "Termination Date").

      4. Vesting and Exercise of Options.

      (a) The Options shall vest as follows:

            (i) One Thousand Six Hundred Sixty-Six (1,666) Options shall vest and be exercisable twelve (12) months from the date hereof;

            (ii) One Thousand Six Hundred Sixty-Seven (1,667) Options shall vest and be exercisable twenty-four (24) months from the date hereof; and

            (iii) One Thousand Six Hundred Sixty-Seven (1,667) Options shall vest and be exercisable thirty-six (36) months from the date hereof.

      There shall be no partial vesting during any period.

      (b) The Grantee may exercise the Options which have vested at any time and from time to time on or before the Termination Date. Notwithstanding the occurrence of the Termination Date, the Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised an Option in accordance with the terms hereof prior to the Termination Date.

      (c) In the event the Grantee wishes to exercise an Option with respect to any Option Shares, the Grantee shall send to the Company a written notice (the date of which being herein referred to as the "Notice Date") specifying: (i) the number of Option Shares that the Grantee will purchase; (ii) the place at which such Option Shares are to be purchased; and (iii) the date on which such Option Shares are to be purchased, which shall not be earlier than three (3) business days nor later than twenty (20) business days after the Notice Date. The closing of the purchase of such Option Shares (the "Closing") shall take place at the place specified in such written notice and on the date specified in such written notice (the "Closing Date"); provided, however, that: (i) if such purchase cannot be consummated by reason of any applicable law, regulation, order, judgment, decree or other legal impediment, the Closing Date may be extended by the Grantee to a date not more than thirty (30) days after the date on which such impediment is removed; and (ii) if prior notification to or approval of any governmental authority is required (or if any waiting period must expire or be terminated) in connection with such purchase, the Company shall promptly cause to be filed the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with the Grantee in the filing of any such notice or application required to be filed by the Grantee and the obtaining of any such approval required to be obtained by the Grantee), and the Closing Date may be extended by the Grantee to a date not more than thirty (30) days after the date on which any required notification has been made, approval has been obtained or waiting period has expired or been terminated.

      (d) Notwithstanding Section 4(c) of this Option Agreement, so long as the Company shall have fully complied with all of its obligations under this Option Agreement, no Closing Date shall be more than twelve (12) months after the related Notice Date, and, if the Closing Date shall not have occurred within twelve (12) months after the related Notice Date, the exercise of the Options effected on the Notice Date shall be deemed to have expired.

      5. Payment and Delivery of Certificates.

      (a) On each Closing Date, the Grantee shall pay to the Company by wire transfer in immediately available funds to a bank account designated by the Company an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

      (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 5(a) of this Option Agreement, the Company shall deliver to the Grantee or its designee a certificate or certificates representing the Option Shares to be purchased at such Closing registered in the name of the Grantee, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges or other encumbrances (collectively, the "Encumbrances").

      6. Adjustment Upon Changes in Capitalization, Etc.

      (a) In the event of any change in the Common Stock issued and outstanding by reason of a distribution, reclassification stock dividend, split-up (including a reverse stock split), combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Options, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that the Grantee shall receive upon exercise of the Options the same class and number of outstanding shares or other securities or property that Grantee would have received upon exercise of the Options if the Options had been exercised immediately prior to such event or the record date therefor, as applicable.

      (b) If the Company shall enter into an agreement (i) to consolidate, exchange shares or merge with any person other than the Grantee or one of the Grantee's subsidiaries, and, in the case of a merger, shall not be the continuing or surviving corporation, (ii) to permit any person, other than the Grantee or one of the Grantee's subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or the shares of Common Stock outstanding immediately before such merger shall after such merger represent less than 50% of the common shares and common share equivalents of the Company outstanding immediately after the merger, or (iii) to sell, lease or otherwise transfer all or substantially all of its assets to any person, other than the Grantee or one of the Grantee's subsidiaries, then, and in each such case, proper provision shall be made in the agreement governing such transactions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, become exercisable for the stock, securities, cash or other property that would have been received by the Grantee upon exercise of the Options if the Grantee had exercised the Options immediately prior to such transaction or the record date for determining the stockholders entitled to participate therein, as appropriate.

      7. Representations and Warranties of the Company.

      (a) The Company hereby represents and warrants to the Grantee that the Company has taken all necessary action to authorize and reserve for issuance and to permit it to issue, and at all times from the date of this Option Agreement through the Termination Date will have reserved for issuance upon exercise of the Options, a sufficient number of authorized shares of Common Stock for issuance upon exercise of the Options, each of which, upon issuance pursuant to this Option Agreement and when paid for as provided herein, will be validly issued, fully paid and nonassessable, and shall be delivered free and clear of all Encumbrances.

      8. Representations and Warranties of Grantee.

      The Grantee hereby represents and warrants to the Company as follows:

      (a) The Grantee is purchasing the Options and the Option Shares for investment purposes only, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of Federal or state securities law.

      (b) By reason of its business or financial experience, Grantee has the capacity to protect its own interests in connection with the transactions contemplated hereunder.

      (c) The Grantee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Options and the Option Shares.

      (d) The Grantee is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

      (e) The Grantee understands that (a) the Option Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder, (2) Grantee shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that the Option Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (3) the Option Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) ("Rule 144");
(b) any sale of the Option Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Option Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities Exchange Commission thereunder; and (c) neither the Company nor any other person is under any obligation to register the Option Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      (f) Grantee understands that the certificate(s) or other instrument(s) representing the Option Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

                                     LEGEND

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN

      THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL. IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

      9. Miscellaneous.

      (a) Extension; Waiver. At any time prior to the Termination Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Option Agreement, no action taken pursuant to this Option Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained in this Option Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

      (b) Amendment and Modification. Subject to applicable law, this Option Agreement may be amended, modified and supplemented, or provisions hereof waived, in writing by the parties hereto in any and all respects before the Termination Date, by action taken by the respective Boards of Directors of the Company or the Grantee or by the respective officers authorized by such Boards of Directors. This Option Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      (c) Further Actions. Each of the parties hereto agrees that, subject to its legal obligations, it will use its reasonable efforts to do all things reasonably necessary to consummate the transactions contemplated hereby.

      (d) Counterparts. This Option Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

      (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to the conflict of law principles thereof.

      (f) Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally, sent by reputable overnight courier, sent by registered or certified mail, postage prepaid, or by facsimile.


       if to the Grantee: Cybermind Interactive AG
                          AM Bersigturm 48

                          13507 Berlin
                          Germany
                          Attention:
                          Fax:

       if to the Company: Artificial Life, Inc.
                          4 Copley Place, Suite 102
                          Boston, Massachusetts 02114
                          Attention: Eberhard Schoneburg, Chairman
                                     and Chief Executive Officer
                          Fax: (617) 266-5779

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

      (g) Entire Agreement. This Option Agreement and the other documents referred to herein or delivered pursuant hereto collectively constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Option Agreement.

      (h) No Third Party Beneficiaries. This Option Agreement is not intended to confer upon any person other than the parties to this Option Agreement any rights or remedies under this Option Agreement.

      (i) Severability. The provisions of this Option Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Option Agreement. If any provision of this Option Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (ii) the remainder of this Option Agreement and the application of the provision to other persons or circumstances shall not be affect by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

      (j) Interpretation. The headings in this Option Agreement are for convenience of reference only, do not constitute part of this Option Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Option Agreement. Where a reference in this Option Agreement is made to a Section, that reference shall be to a section of this Option Agreement unless otherwise indicated. Wherever the words "include," "includes" or "including" are used in this Option Agreement, they shall be deemed to be followed by the words "without limitation."

      (k) Assignment. This Option Agreement shall not be assignable by operation of law or otherwise.

      (l) Specific Performance. The parties to this Option Agreement agree that irreparable damage would occur in the event that any of the provisions of this Option Agreement were nor performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Option Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


                            [signature page follows]

      IN WITNESS WHEREOF, the Company and the Grantee have caused this Option Agreement to be signed by their respective officers thereupon duly authorized, all as of the day and year first written above.


                                     ARTIFICIAL LIFE, INC.

                                     By: /s/ Eberhard Schoneburg
                                     -----------------------------------
                                     Name: Schoneburg, Eberhard
                                     Title: CEO


                                     CYBERMIND AG

                                     By: /s/ Holger Timm
                                     -----------------------------------
                                     Name: HOLGER TIMM
                                     Title: CEO